Exhibit 99.2

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL NAMES PRESIDENT AND CHIEF OPERATING OFFICER AND NEW LEADER OF PERFORMANCE MATERIALS AND TECHNOLOGIES

•	Darius Adamczyk Appointed to New Position of President and COO of Honeywell, Overseeing All Operating Businesses and HOS Gold
•	Rajeev Gautam Named As President and CEO of Honeywell Performance Materials and Technologies, Succeeding Adamczyk
•	Rebecca Liebert Named As President of Honeywell UOP, Succeeding Gautam

MORRIS PLAINS, N.J., April 4, 2016 -- Honeywell (NYSE: HON) today announced that Darius Adamczyk has been appointed to the newly created role of President and Chief Operating Officer (COO) effective immediately, reporting to Chairman and CEO Dave Cote. The heads of all Honeywell businesses along with HOS Gold will report to Adamczyk, 50, who will be an executive officer of the Corporation. As COO, Adamczyk will work closely with Cote to drive continued profitable growth of Honeywell’s operating businesses through HOS Gold breakthrough growth strategies, including advanced software offerings that complement the Company’s diverse technology portfolio.

“Honeywell’s success over the past decade has set the stage for continued growth of our dynamic portfolio,” Cote said. “Our growth strategy focuses on winning in high-growth regions, blending superior software capabilities with our advanced physical technologies to excel as a cyber-industrial company, and effectively using HOS Gold to achieve breakthrough goals with small company speed. Having a proven leader as our COO will enable us to more rapidly achieve these critical growth priorities.”

Since 2014, Adamczyk has served as President and CEO of Honeywell Performance Materials and Technologies (PMT), a global leader in the development of high-performance products and solutions, including low global warming refrigerants,

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specialty films for healthcare and photovoltaic applications, leading technologies for the global refining and petrochemicals industry, and process solutions with $9.3 billion in revenue in 2015. Succeeding Adamczyk will be Rajeev Gautam, who will also be an executive officer. Gautam has served as President of Honeywell UOP since 2009 while leading expansion into new markets such as gas, biofuels and water treatment; driving breakthrough strategies that blend software with process technologies and controls systems (Connected Performance Services); and introducing breakthrough process technologies such as methanol-to-olefins, on-purpose propylene and bottom-of-the-barrel upgrading.

“Honeywell is extremely fortunate to have a deep and talented bench, and today’s leadership appointments demonstrate our ability to develop future generations of leaders. I have the utmost confidence in Darius’ ability to have a significant impact in the new role of President and COO, and to work closely with Honeywell’s talented senior leadership team to drive continued growth and excellence, execute our strategic plans, and deliver value to shareowners and customers,” Cote said.

“Darius is an eight-year veteran of Honeywell and an accomplished executive with a strong track record in numerous Honeywell businesses as well as in his prior roles as CEO of Metrologic Instruments and several general management assignments at Ingersoll Rand. He brings tremendous global perspective, operating performance, strategic insight, software capability, and an understanding of how to operate with the speed of a small company and the cost-effectiveness of a large company,” Cote added. “Darius was born in Poland and emigrated to the United States at age 11 – he spoke no English at the time. He went to Michigan State University and earned a bachelor’s degree in electrical and computer engineering before attending Syracuse University for his master’s degree in computer engineering and Harvard University for his M.B.A. He started his career at GE as an electrical engineer and then served as a Senior Associate at Booz Allen Hamilton, a global technology and strategy consulting firm. Darius held a number of leadership positions at Ingersoll Rand, including President of Air Solutions Group, President of the Heavy Industrial Business Segment, and Vice President of Business Development and E-Commerce. From there, he ran Metrologic for a private equity firm before it was acquired by Honeywell in 2008. Darius then became President of Honeywell Scanning & Mobility, where he demonstrated his ability

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to effectively grow businesses – he doubled revenue while growing profitability even more in only four years. In 2012, Darius became President of Honeywell Process Solutions, where he led a dramatic operational turnaround over a two-year period. In 2014, Darius became President and CEO of Honeywell Performance Materials and Technologies, where he very successfully led the business group through challenging economic times. Darius aggressively managed costs, yet had the foresight to continue to seed plant and invest in the future. He personally drove HOS Gold breakthrough goals and built software into the business model, which has set our PMT businesses apart in their ability to provide value within their respective markets. He also led joint innovation in leveraging the capabilities of the leading global players in process (Honeywell UOP) and automation (Honeywell Process Solutions) to create differentiated solutions for our customer base.

“Darius’ experience in both small and large businesses has positioned him well to merge the best parts of both to effectively drive HOS Gold,” Cote said. “From the small business, he gained an entrepreneurial mindset along with the importance of being agile and lean in decision making and responding quickly to changing market conditions. He also learned to engage his full team to get the best from everyone. From a large business, he learned how to leverage scale to make the whole greater than the sum of the parts. By driving efficiency and scalable processes, Darius was able to streamline workflows and greatly reduce costs. He has a significant background in software, including leading businesses where cutting-edge software design and application are paramount to business success. These experiences will prove useful as he helps us focus on creating leading-edge products with our 22,800 engineers worldwide, of whom 11,000 are software engineers. Darius is absolutely the right person to help Honeywell through the changes that will undoubtedly be necessary in the future to ensure the long-term success and evolution of the Company.”

Rajeev Gautam earned a bachelor’s degree in chemical engineering from the Indian Institute of Technology, a master’s degree in chemical engineering from Drexel University, a doctorate in chemical engineering from the University of Pennsylvania, and an M.B.A. from the University of Chicago. Gautam began his career with Union Carbide in 1978, which became part of a joint venture with UOP in 1988. He has held key leadership positions within Honeywell UOP spanning research and development,

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engineering, and marketing, culminating in his role as President and CEO. He also has served as Chief Technology Officer for Honeywell PMT.

Honeywell UOP is a leading international supplier of process technology, catalysts, engineered systems, and technical and engineering services to the petroleum refining, petrochemical, chemical and gas processing industries. During Gautam’s tenure, Honeywell UOP’s revenues have doubled and the business has strengthened its global presence through added engineering capabilities and manufacturing capacity in high-growth regions. “Rajeev has done a great job growing Honeywell UOP and seed planting to ensure the business can continue to outperform in a difficult environment while positioning itself for the future,” Adamczyk said. “We expect him to do the same while leading all of Honeywell PMT’s businesses.

“Rajeev has deep technical experience, unmatched industry knowledge and unique insights into customer needs stemming from his decades of experience in the oil and gas industry,” Adamczyk said. “Most recently, he has driven breakthrough growth strategies that leverage Honeywell UOP’s leading process technology capabilities and Honeywell Process Solutions controls systems to create unparalleled value for customers. He is an ideal choice to drive HOS Gold, advanced software capability, robust new product introduction and the continued success worldwide of Honeywell Performance Materials and Technologies.”

Honeywell also announced that Rebecca Liebert will succeed Gautam as President of Honeywell UOP. Liebert earned a bachelor’s degree in chemical engineering from the University of Kentucky, a doctorate in chemical engineering from Carnegie Mellon University, and an M.B.A. from the Kellogg School of Management at Northwestern University. After serving at Alcoa, Nova Chemicals and Arco Chemical Co., Liebert joined Honeywell in 2006 as Vice President/General Manager of the Electronic Materials business, where she was instrumental in leading the business into new markets, diversifying the product portfolio, driving new product development along with operational efficiency, and steering the business through a severe industry downturn and positioning it for a strong recovery. Liebert joined Honeywell UOP four years ago as Senior Vice President/General Manager of the Gas Processing and Hydrogen business, which she tripled to $1 billion in sales within three years. Most recently, as Senior Vice President/General Manager of the Catalysts, Adsorbents and

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Specialties business, Liebert has driven outperformance in a very difficult industry environment.

“Rebecca is a proven leader with a track record of sustained achievement in multiple industries, in both good times and bad,” Gautam said. “She has the customer insights, industry knowledge and management skills to build on Honeywell UOP’s great positions within its markets and to continue to outperform.”

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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